EXHIBIT F





                                 March 23, 1998




American International Life Assurance
 Company of New York
80 Pine Street
New York, New York 10005


Ladies and Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus contained in the Registration Statement on Form S-6 filed on March 23, 1998, by American International Life Assurance Company of New York and Variable Account B with the Securities and Exchange Commission under the Securities Act of 1933 and the Investment Company Act of 1940.

                        Very truly yours,

                        /s/ Jorden Burt Boros Cicchetti Berenson & Johnson LLP Jorden Burt Boros Cicchetti Berenson & Johnson LLP